EMC MORTGAGE CORPORATION
2780 LAKE VISTA DRIVE,
LEWISVILLE, TEXAS 75067

July 13, 2007

Ocwen Loan Servicing, LLC
1661 Worthington Road
Centrepark West, Suite 100
West Palm Beach, Florida  33409

LaSalle Bank National Association
135 South LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services – Bear Stearns
Asset Backed Securities I LLC, Series 2007-HE4

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2007 (the “Pooling Agreement”), a copy of which is attached hereto as Exhibit A, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation (“EMC”), as Seller and Master Servicer and LaSalle Bank National Association, as Trustee.  Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Pooling Agreement.

1.           Ocwen Loan Servicing, LLC (“Ocwen”) hereby acknowledges that, on April 30, 2007, the Mortgage Loans were sold (i) by EMC to the Depositor pursuant to the terms and conditions of the Mortgage Loan Purchase Agreement, dated as of April 30, 2007, between the Depositor, as purchaser, and EMC and Master Funding LLC, as mortgage loan sellers and (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders pursuant to the Pooling Agreement.  In connection therewith and subject to this letter agreement, Ocwen hereby agrees to subservice and administer the Mortgage Loans following the Transfer Date on behalf of EMC for the benefit of the Trustee and the Certificateholders in accordance with the terms and conditions of the Pooling Agreement (as modified by Section 4 hereunder) as if it were named “Master Servicer” thereunder to conduct collection calls on delinquent Mortgage Loans. With respect to collection calls on delinquent Mortgage Loans, Ocwen hereby agrees that if a Mortgage Loan payment is not made on or before the Due Date, collection calls are to be made as early as the fifth Business Day after the Due Date and no later than the sixteenth Business Day of the month after the Due Date until contact is established and shall be in accordance with state and federal law. Ocwen hereby acknowledges and agrees that it shall bear the liability and expense for its failure to comply with applicable laws and regulations while conducting such collection calls. Ocwen hereby acknowledges and agrees that its obligations under the Pooling Agreement include, but are not limited to, the obligation following the Transfer Date to make Advances, Servicing Advances and payments in respect of Compensating Interest with respect to the Mortgage Loans (from Ocwen’s own funds without reimbursement therefor), comply with the requirements of Regulation AB including the servicing criteria applicable to Ocwen as a subservicer as set forth in Exhibit H (to the extent such obligations are applicable to a subservicer) and provide indemnification to the Indemnified Persons pursuant to Section 7.03(a) of the Pooling Agreement.  Notwithstanding any provision of this letter agreement to the contrary, EMC shall retain the responsibility and liability regarding the execution of the periodic reports (i.e., Form 10-Ds, Form 8-Ks and Form 10-Ks) as well the Sarbanes-Oxley Certification required to be filed with the SEC relating to the Trust pursuant to Section 3.16 of the Pooling Agreement and Ocwen shall have no responsibility regarding the execution, review, approval or filing of such reports or documents, but shall provide customary back-up certifications with respect to the Sarbanes-Oxley Certification as required for subservicers thereunder.

2.           The transfer from EMC to Ocwen of the servicing responsibilities related to the Mortgage Loans shall occur on August 1, 2007, or such other date as shall be mutually agreed upon by both parties (the “Transfer Date”).  Ocwen shall pay any and all costs and expenses incurred by it in connection with the transfer of servicing, including but not limited to, the costs and expenses associated with the assignment of any life-of loan tax service contract and any life-of-loan flood determination and certification contract.  EMC shall pay any and all costs and expenses incurred by it in connection with the transfer of servicing, including but not limited to, the costs and expenses associated with the delivery of the servicing files related to the Mortgage Loans.  In addition, with respect to each Mortgage Loan which is registered with MERS, Ocwen shall notify MERS of the transfer of servicing and the subsequent transfer of registry.  Ocwen will pay all costs of MERS registration transfer cost.

3.           On the Transfer Date, EMC shall remit and deliver to Ocwen, all funds in the Escrow Account and Protected Account and all other funds and collections net of the then outstanding Advances and Servicing Advances which are reimbursable pursuant to the Pooling Agreement, subject to customary reconciliation procedures.  In addition, EMC agrees to transfer the servicing of the Mortgage Loans in accordance with the servicing transfer procedures set forth in Exhibit G except as mutually agreed upon by EMC and Ocwen.

4.           In connection with the servicing and administration of the Mortgage Loans and notwithstanding anything to the contrary contained in the Pooling Agreement, Ocwen and EMC hereby agree to the following:

(a)  Remittances.  On the third Business Day prior to each Distribution Date (the “Ocwen Remittance Date”), Ocwen shall remit to the Trustee all (i) amounts with respect to the Mortgage Loans required to be remitted to the Trustee pursuant to the Pooling Agreement and (ii) the EMC Servicing Fee.  Such remittance will be made in accordance with the following wiring instructions:

Bank:
ABA Routing Number:
Account Name:
Account Number:
For Credit to:

For purposes of this letter agreement, the EMC Servicing Fee shall mean an amount equal to the Servicing Fee minus the Subservicing Fee (as defined herein).

On the Distribution Account Deposit Date, the Trustee shall remit to EMC the EMC Servicing Fee.  The Trustee shall remit to EMC all income and gain realized from Permitted Investments with respect to funds in the Distribution Account for the twenty-four (24) hour period between the Ocwen Remittance Date and the Distribution Account Deposit Date net of any Excess Compensating Interest (as defined herein) by the first Business Day of the month immediately following the month in which the related Distribution Date occurs.  Such remittance will be made in accordance with the following wire instructions:

Bank:
ABA Routing Number:
Account Name:
Account Number:
For Credit to:

The Trustee shall deposit in the Distribution Account an amount equal to the amount of any loss incurred and remitted by EMC in respect of any investment during the foregoing twenty-four (24) hour period immediately upon realization of such loss without right of reimbursement, and such loss amounts shall be netted against any amounts to be remitted by the Trustee to EMC pursuant to the preceding paragraph.

EMC shall remit any amounts required to be remitted by it pursuant to the Pooling Agreement that are not remitted by Ocwen pursuant to this Section (4)(a).

(b)  Subservicing Fee.  As consideration for servicing the Mortgage Loans, Ocwen shall be entitled to a subservicing fee of        * ___ of the outstanding principal balance of each Mortgage Loan during any calendar month or part thereof (the “Subservicing Fee”).  Ocwen shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan, including liquidation or other proceeds as permitted under the Pooling Agreement, an amount equal to the Subservicing Fee in the same manner as the Servicing Fee may be retained or withdrawn pursuant in the Pooling Agreement.

As further compensation for its activities hereunder, Ocwen shall be entitled to retain additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all Prepayment Interest Excess on any Mortgage Loan, other ancillary income, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account to the extent not required to be deposited in the Protected Account pursuant to Section 4.02 of the Pooling Agreement.

Ocwen shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for in the Pooling Agreement.

(c)  Compensating Interest.  On each Ocwen Remittance Date, Ocwen shall remit to the Trustee any payments of Compensating Interest required to be made by Ocwen with respect to the Mortgage Loans.  Such remittance shall be made from Ocwen’s own funds, without reimbursement therefore, up to an amount equal to the Subservicing Fee plus any Prepayment Interest Excess received by Ocwen during the related Prepayment Period (“Ocwen’s Compensating Interest”).  If the amount of such Compensating Interest required to be made exceeds the total monthly amount of Ocwen’s Compensating Interest (“Excess Compensating Interest”), the Trustee, in accordance with the procedures set forth in Section 4(a) of this letter agreement, shall net such Excess Compensating Interest from the wire to EMC of EMC’s Servicing Fee on the Deposit Account Distribution Date.  EMC shall not be entitled to reimbursement for the amount of any Excess Compensating Interest.  For purposes of this Section 4(c) Prepayment Interest Excess means, with respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period occurring in the same month as such Distribution Date, the subject of a Principal Prepayment in full that was applied by Ocwen to such Mortgage Loan, an amount equal to all amounts paid in respect of interest net of the related Subservicing Fee on such Mortgage Loan from the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is so applied.

(d)  Reporting.  On or before 5:00 p.m. Eastern time on the tenth calendar day (or the next Business Day if such tenth calendar day is not a Business Day) immediately preceding each Distribution Date beginning with the Distribution Date in August 2007, Ocwen shall deliver to EMC in electronic form (or by such other means as EMC may agree from time to time) the following reports:

(i)           a Remittance Overview Report in the form specified on Exhibit D attached hereto; and

(ii)           a Default Detail Report in the form specified on Exhibit E attached hereto.

On or before 5:00 p.m. Eastern time on the eighteenth calendar day of each month (or the next Business Day if such eighteenth calendar day is not a Business Day), or on such other day as mutually agreed upon by Ocwen and LaSalle, Ocwen shall deliver to EMC and the Trustee in electronic form (or by such other means as EMC and the Trustee may agree from time to time) the following reports:

(i)           an updated Remittance Overview Report in the form specified on Exhibit D attached hereto;

(ii)           a Default Detail Report in the form specified on Exhibit E attached hereto to the Trustee, and if there have been any changes to the Default Detail Report since such report was provided to EMC pursuant to Section 4(d)(ii) above, an updated Default Detail Report in the form specified on Exhibit E attached hereto to EMC.

(iii)           Beginning in October 2007, a Modified Loans Report in the form specified on Exhibit F attached hereto, or such other format as mutually agreed upon by EMC and Ocwen that is compliant with current industry and regulatory reporting requirements;

(iv)           reports containing a monthly bank reconciliation and a test of expected cash and pool to security reconciliation, each in a form mutually agreed upon by EMC and Ocwen; and

(v)           A report in a form mutually agreed upon by EMC and Ocwen regarding any repurchase of a Mortgage Loan pursuant to Section 3.19 of the Pooling Agreement that will include the following information: loan identification number, actual due date, actual principal balance and delinquency status of the related Mortgage Loan.

In addition, Ocwen shall also provide the Trustee and EMC on a monthly basis additional reports in a format and containing such information as Ocwen, EMC and the Trustee shall mutually agree.

EMC and Ocwen shall employ generally accepted servicing transfer practices as mutually agreed upon by such parties to include the following:

(i)           EMC shall facilitate delivery of a report to the Trustee reflecting activity with respect to the Mortgage Loans for the end of the month of July 2007;

(ii)           Ocwen shall report alternate prepayments through August 15, 2007 in accordance with this letter agreement and the Pooling Agreement;

(iii)           Ocwen shall provide for a servicing transfer reconciliation regarding borrower payment application by August 10, 2007; and

(iv)           With regard to the exchange of cash, Ocwen shall permit EMC to net the agreed-upon amounts from prepaid funds/delinquents/minimum cash and pool to security.

(e)  Indemnification.  [RESERVED]

(f)  Inspection and Audit Rights.  Ocwen agrees that, on reasonable prior notice, it will permit any agent or representative of EMC, during Ocwen’s normal business hours, to examine all the books of account, records, reports, and other papers of Ocwen’s relating to the Mortgage Loans and the servicing thereof, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by EMC (each, an “Audit Party”), and to discuss matters relating to the Mortgage Loans and the servicing thereof with Ocwen’s officer’s employees and accountants (and by this provision, Ocwen hereby authorizes such accountants to discuss with such agents, representatives and Audit Parties such maters), all at such reasonable times and as often as may be requested.  Any expense incident to the exercise of EMC of any right under this Section 4(f) shall be borne by EMC.  Each Audit Party conducting an audit on behalf of EMC pursuant to this Section 4(f) and any other party that may review such audit finding or that is otherwise provided access to information pursuant to this Section 4(f), must sign a confidentiality agreement which shall contain terms and conditions mutually agreeable to Ocwen, EMC and the Audit Party.

(g)  Events of Default.  In addition to the Events of Default set forth in Section 8.01 of the Pooling Agreement (not relating to any failure or breach by EMC under such Section), any one of the following shall also be deemed an Event of Default under Section 8.01:

(i)           S&P lowers Ocwen’s servicing rating to average or below average;

(ii)           Moody’s lowers Ocwen’s servicing rating to SQ3 or below;

(iii)           Either S&P or Moody’s downgrades Ocwen Financial Corporation’s (“OCN”) corporate senior debt rating below its rating on the date of this letter agreement;

(iv)           To the extent OCN is a publicly traded company, OCN’s market capitalization falls below $400 million; and

(v)           The number of Mortgage Loans that are sixty (60) or more days Delinquent (excluding Mortgage Loans that are sixty (60) or more days Delinquent that are on an active forbearance plan) exceeds that stated percentage for any given Distribution Date as shown on Exhibit C attached hereto.

In each and every case, so long as an Event of Default (not relating to an EMC failure or breach) shall not have been remedied, EMC may, by notice in writing to Ocwen, in addition to whatever rights EMC may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of Ocwen under this letter agreement and in and to the Mortgage Loans and the proceeds thereof, without, except as set forth below, EMC incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of Ocwen relating to the payment of its Subservicing Fees and the reimbursement of any Advances and Servicing Advances which have been made by it under the terms of this letter agreement through and including the date of such termination.  Except as otherwise expressly provided in this letter agreement, no remedy provided for by this letter agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  On or after the receipt by Ocwen of such written notice of termination from EMC, all authority and power of Ocwen under this letter agreement, shall pass to and be vested in EMC, and Ocwen agrees to cooperate with EMC in effecting the termination of Ocwen’s responsibilities and rights hereunder, including, without limitation, the transfer of the mortgage servicing files and the funds held in the Escrow Account and Protected Accounts as set forth in Sections 4.01 and 4.03 of the Pooling Agreement.

EMC may waive any default by Ocwen in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this letter agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

In the event EMC terminates Ocwen pursuant to clause (v) above, EMC shall be required to pay to Ocwen a termination fee of       *        based upon the aggregate outstanding principal balance of the terminated Mortgage Loans as of the termination date.

In the event EMC terminates Ocwen pursuant to this Section 4(g), EMC, at its sole option, may (a) choose a new subservicer in accordance with the procedures set forth in the Pooling Agreement or (b) service the Mortgage Loans themselves in accordance with the terms of the Pooling Agreement.

(h)  Termination without Cause.  EMC may terminate, at its sole option, any rights Ocwen may have hereunder, without cause as provided in this Section 4(h).  Any such notice of termination shall be in writing and delivered to Ocwen by registered mail as provided in Section 4(p).  The Trustee shall also be notified in writing of any such termination.  In the event EMC terminates Ocwen without cause pursuant to this Section 4(h), EMC shall be required to pay to Ocwen (i) a termination fee equal to         *          based upon the aggregate outstanding principal balance of the terminated Mortgage Loans as of the termination date (the “Termination Fee”) and (ii) all unpaid Subservicing Fees and unreimbursed Advances and Servicing Advances.

(i)  Termination of EMC by Trustee.  If all of EMC’s rights and obligations as Master Servicer under the Pooling Agreement are terminated in accordance with the Pooling Agreement, the Trustee, at its sole option may terminate any rights Ocwen may have hereunder without the payment of any termination fee; provided, however, if the termination of EMC pursuant to this Section 4(i) is not in connection with, arising out of, or relating to the failure of Ocwen to perform its obligations pursuant to this letter agreement or the Pooling Agreement and Ocwen is terminated by the Trustee, EMC shall be required to pay to Ocwen the Termination Fee and in either case, Ocwen shall be paid all unpaid Subservicing Fees and reimbursed for all unreimbursed Advances and Servicing Advances.

(j)  Ocwen Not to Assign.  With respect to the retention of Ocwen to service the Mortgage Loans, Ocwen acknowledges that EMC has acted in reliance upon Ocwen’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section, Ocwen shall not either assign this letter agreement or the servicing rights and obligations hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, other than in the normal course of business, without the prior written approval EMC.  Notwithstanding any provision in this letter agreement to the contrary, Ocwen may, without consent of any party except as required under the Pooling Agreement,  (i) pledge its rights to be reimbursed for Advances and Servicing Advances pursuant to Section 3.23 of the Pooling Agreement, as may be amended, (ii) retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions, provided the retention of such contractors by Ocwen shall not limit the obligation of Ocwen to service the Mortgage Loans pursuant to this letter agreement and the Pooling Agreement and (iii) enter into such transactions as contemplated in Section 7.02 of the Pooling Agreement.

Except as permitted in the preceding paragraph in the event that Owen either shall assign this letter agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth in the Pooling Agreement and (ii) obtaining the prior written consent of EMC, then EMC shall have the right to terminate this letter agreement, without any payment of any penalty or damages and without any liability whatsoever to Ocwen (other than with respect to accrued but unpaid Subservicing Fees and unreimbursed Advances and Servicing Advances) or any third party.

(k)  Ocwen Not to Finance Subservicing Rights.  Except as otherwise provided in Section 3.23 of the Pooling Agreement (as may be amended), Ocwen may not enter into any type of financing facility with respect to its rights under this letter agreement or pledge any of its right, title and interest in, to and under this letter agreement to one or more lenders.  In the event Ocwen enters into any type of financing facility with respect to its rights hereunder or pledges any of its rights, title and interest in, to and under this letter agreement without obtaining the prior written consent of EMC, then EMC shall have the right to terminate this letter agreement, without any payment of any penalty or damages and without any liability whatsoever to Ocwen (other than with respect to accrued but unpaid Subservicing Fees and Servicing Advances remaining unpaid) or any third party.  EMC and the Trustee agree to cooperate with Ocwen in connection with the review, approval and execution of any amendments to the Pooling Agreement reasonably necessary in order for Ocwen to pledge its Advance and Servicing Advance reimbursement rights to its lender pursuant to Section 3.23.

(l)  Advances and Servicing Advances.  Ocwen shall be entitled to be reimbursed for Advances and Servicing Advances in the same manner and extent as the Master Servicer as provided in the Pooling Agreement.  In any case in which Ocwen anticipates that it will not make a Servicing Advance with respect to any Mortgage Loan that is required to be made pursuant to this letter agreement or the Pooling Agreement, Ocwen shall provide EMC with reasonably timely notice of such matter and sufficient information with respect thereto and shall seek direction from EMC with respect to making such Servicing Advance, and shall reasonably comply with any direction provided by EMC, subject to reimbursement for any such Servicing Advance.  In the event that Ocwen does not enter into an advancing facility arrangement and both Ocwen and EMC have made Advances or Servicing Advances with respect to the same Mortgage Loan, EMC shall be entitled to reimbursement prior to Ocwen; otherwise, the reimbursement of such Advances and Servicing Advances shall be on a first in, first out basis.

(m)  Nonsolicitation.  From and after the date of this letter agreement, Ocwen and its affiliates hereby covenant and agree that it shall not take any action or permit or cause any action to be taken by any of its agents or affiliates or by any independent contractor on its behalf to personally, by telephone or mail, solicit the refinancing of any Mortgage Loan in whole or in part, following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan without the prior written consent of EMC.  The foregoing shall not preclude Ocwen or any of its affiliates from (i) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, or (ii) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts Ocwen or its affiliates to request the refinancing of the related Mortgage Loan.

(n)  Security Interest.  Ocwen hereby pledges to EMC as security for the performance of Ocwen’s obligations under Section 4(e) of this letter agreement and hereby grants, assigns and pledges to EMC a fully perfected first priority security interest in Ocwen’s contract rights pursuant to this letter agreement, including but not limited to, Ocwen’s rights to collection Subservicing Fees and a security interest (which security interest shall be subordinate to Ocwen’s or Ocwen’s assignee’s priority security interest) in the right to reimbursement of any Advances or Servicing Advances (the “Secured Assets”).  Ocwen agrees to execute, deliver and/or file such documents and perform such act as may be reasonably necessary to fully perfect EMC’s security interest created hereby.  Furthermore, Ocwen hereby authorizes EMC to file financing statements relating to the Secured Assets without the signature of Ocwen, as EMC, at its option, may deem appropriate.  EMC shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 4(n).

(o)  Optional Purchase of Certain Mortgage Loans.  EMC shall assign its rights under Section 3.19 of the Pooling Agreement to repurchase any Mortgage Loan or REO Property from the Trust to the then current holder of a majority of the Class CE Certificates (the “Majority Class CE Holder”) pursuant to the optional purchase right agreement substantially in the form attached hereto as Exhibit H. EMC agrees to cooperate with Ocwen and the Majority Class CE Holder in connection with the exercise of such repurchase rights.

(p)  Notices.  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (214) 626-4714), attention: General Counsel and Master Servicer, or such other address as may be hereafter furnished to the other parties hereto by EMC in writing; and (ii) in the case of Ocwen, 1661 Worthington Road, Centrepark West, Suite 100, West Palm Beach, Florida  33409 (Facsimile:  (561) 682-8177), attention:  Secretary.

(q)  Optional Termination. In the event not exercised by EMC, Ocwen shall have the right to direct EMC to exercise its right as Master Servicer to cause the purchase of the Mortgage Loans pursuant to Section 10.01 of the Pooling Agreement, provided that Ocwen is the subservicer and provides the funds necessary to exercise such right and purchase the Mortgage Loans in accordance with such Section 10.01.

(r)  Acknowledgement and Direction. The Trustee hereby acknowledges the terms of this letter agreement.  The Depositor hereby directs the Trustee to execute this letter agreement.

5.           Ocwen hereby makes the following representations and warranties to EMC:

(a)           Due Organization, Qualification and Authority.  Ocwen is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign company, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this letter agreement in accordance with the terms of this letter agreement; Ocwen has the full power, authority and legal right to execute and deliver this letter agreement and to perform in accordance herewith; Ocwen has duly authorized the execution, delivery and performance of this letter agreement and has duly executed and delivered this letter agreement; this letter agreement constitutes the valid, legal, binding obligation of Ocwen, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

           (b)           No Conflicts.  Neither the execution and delivery of this letter agreement, nor the fulfillment of or compliance with the terms and conditions of this letter agreement by Ocwen, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of Ocwen’s limited liability company agreement, as amended, or bylaws, as amended, or any agreement or instrument to which Ocwen is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for Ocwen to perform its obligations under this letter agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which Ocwen or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for Ocwen to perform its obligations under this letter agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair the ability of the Trust to realize on the Mortgage Loans;

           (c)           No Litigation Pending.  There is no action, suit, or proceeding pending or to Ocwen’s knowledge threatened against Ocwen which, either in any one instance or in the aggregate, would draw into question the validity of this letter agreement or the Mortgage Loans, or would be likely to impair materially the ability of Ocwen to perform its duties and obligations under the terms of this letter agreement;

           (d)           No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Ocwen is required for (i) Ocwen’s execution and delivery of, this letter agreement, or (ii) the consummation of the transactions contemplated by this letter agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Ocwen may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for Ocwen to perform its obligations under this letter agreement in accordance with the terms hereof.

           (e)           Good Standing.  Ocwen is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved Mortgagee pursuant to Section 2.03 of the National Housing Act.  No event has occurred, including but not limited to, a change in insurance coverage, which would make Ocwen unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(f)           MERS.  Ocwen is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS; and

(g)           Credit Reporting.  As to each Mortgage Loan, Ocwen will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis.

6.           EMC hereby makes the following representations and warranties to Ocwen:

(a)           Due Organization, Qualification and Authority.  EMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to transact any and all business contemplated by this letter agreement, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this letter agreement in accordance with the terms of this letter agreement; EMC has the full power, authority and legal right to execute and deliver this letter agreement and to perform in accordance herewith; EMC has duly authorized the execution, delivery and performance of this letter agreement and has duly executed and delivered this letter agreement; this letter agreement constitutes the valid, legal, binding obligation of EMC, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)           No Conflicts.  Neither the execution and delivery of this letter agreement, nor the fulfillment of or compliance with the terms and conditions of this letter agreement by EMC, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of EMC’s certificate of incorporation, as amended, or bylaws, as amended, or any agreement or instrument to which EMC is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for EMC to perform its obligations under this letter agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which EMC or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for EMC to perform its obligations under this letter agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair the ability of the Trust to realize on the Mortgage Loans;

(c)           No Litigation Pending.  There is no action, suit, or proceeding pending or to EMC’s knowledge threatened against EMC which, either in any one instance or in the aggregate, would draw into question the validity of this letter agreement or the Mortgage Loans, or would be likely to impair materially the ability of EMC to perform its duties and obligations under the terms of this letter agreement;

(d)           No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over EMC is required for (i) EMC’s execution and delivery of, this letter agreement, or (ii) the consummation of the transactions contemplated by this letter agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that EMC may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for EMC to perform its obligations under this letter agreement in accordance with the terms hereof;

(e)           Good Standing.  EMC is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved Mortgagee pursuant to Section 2.03 of the National Housing Act.  No event has occurred, including but not limited to, a change in insurance coverage, which would make EMC unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD; and

(f)           MERS.  EMC is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS.

7.           This letter agreement constitutes the entire agreement relating to the subject matter hereof between the parties hereto and supersedes any prior oral or written agreement between the parties hereto.

8.           THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO CONFLICTS OF LAW PRINCIPLES AND EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EMC AND OCWEN HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.           This letter agreement may be executed in any number of counterparts, each of which (including any copy hereof delivered by facsimile) shall constitute one and the same original instrument, and either party hereto may execute this letter agreement by signing any such counterpart.

10.           Any part or  provision of this letter agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part or provision of this letter agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part or provision of this letter agreement shall deprive any party of the economic benefit intended to be conferred by this letter agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this letter agreement without regard to such invalidity.

11.           NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES HERETO AGREE THAT NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES; PROVIDED THAT, THIS SECTION 10 SHALL NOT LIMIT OR RELIEVE ANY PARTY HERETO OF ANY OBLIGATION UNDER THIS AGREEMENT TO INDEMNIFY ANY OTHER PARTY HERETO AGAINST ANY DAMAGES IMPOSED UPON SUCH PARTY BY A FINAL ORDER OF ANY COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY LEGAL ACTION BROUGHT AGAINST SUCH PARTY HERETO BY ANY THIRD PARTY; PROVIDED FURTHER, THIS SECTION 10 SHALL NOT LIMIT OR RELIEVE OCWEN FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES THAT RESULTS FROM A RATING AGENCY DOWNGRADE OR AUDIT OF EMC, ANY GOVERNMENTAL OR REGULATORY PROCEEDING AGAINST EMC OR THE FAILURE BY OCWEN TO DELIVER IN A TIMELY MANNER THE ASSESSMENT OF COMPLIANCE, THE ANNUAL STATEMENT OF COMPLIANCE AND THE REGISTERED PUBLIC ACCOUNTING FIRM ATTESTATION REPORT TO THE EXTENT REQUIRED FROM OCWEN AS A SUBSERVICER UNDER THIS LETTER AGREEMENT AND THE POOLING AGREEMENT IN ORDER TO COMPLY WITH ITEM 1122 AND ITEM 1123 OF REGULATION AB.

* Please contact Bear, Stearns & Co. Inc.

Please confirm that the foregoing specifies the terms of our agreement by signing and returning the enclosed copy of this letter agreement to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, Attention: General Counsel.

Very truly yours, EMC MORTGAGE CORPORATION

By:	/s/ Jacqueline Oliver
Name:	Jacqueline Oliver
Title:	Senior Vice President

Confirmed and Agreed to:

OCWEN LOAN SERVICING, LLC

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan L. Feld
Name:	Susan L. Feld
Title:	Vice President

EXHIBIT A

POOLING AND SERVICING AGREEMENT

EXHIBIT B

[RESERVED]

EXHIBIT C

60+ DELINQUENCY PERCENTAGE SCHEDULE

EXHIBIT D

REMITTANCE OVERVIEW REPORT

The Remittance Overview report segregates servicing information into the following categories which contact the following data elements or other elements and formats as mutually agreed upon:

Remittance Summary

Beg Sch Balance	Beg Total Loans	Weighted Average Coupon
Scheduled Principal Payments	Curtailments + Adjustments	Payoff Principal
Total Principal	Ending Principal Balance	Ending Principal Balance – Per Details Difference
Add: Gross Scheduled Interest	Less: Service Fees	Add: Prepayment Penalties
Add: Interest on Reinstated Stop Adv Loans	Add: Interest on Stop Adv loans Paid in Full	Less: Realized Loss (Current Period)
Less: Trailing Expense/Income	Total Remittance	Interest Shortfall Expense
Interest on Curtailment Expense	Pool to Sec Adj

Legal

Inv #	Loan #	Alt Loan #
Litigation Type	Litigation Start Date

Details

Loan #	Alt Loan #	Inv#
Deal Name	Borrower Name	Address
Pool	Int Type	Rate
Next Due Date	Paid to Date	Months Delq
Service Fee Rate	LPMI Rate	DAD Rate
Pass Thru Rate	Rate Change	P&I Change
SSCRA	Gross Sch Int	Net Sch Int
Sch Prin	Service Fee	LPMI Amount
DAD Amount	Rebate Due to Trust	Reg actual UPB
Reg Sec Bal	Curt	Curt Date
Int on Curt	Pool to Sec Adj	End Sch Bal
Sch Test	End UPB	Payoff Date
Payoff Amount	Interest Short	Prepaid Int Excess
Sch Int PO	Sch Prin PO	30 60 90
Status	Bankruptcy Date	Foreclosure Date
REO Date	Realized Losses	Prepayment Penalty
WAC	WAM	Remaining Term
Maturity Date	Stop Advance Flag	Beg sch bal – stop adv
End sch bal – stop adv	Stop adv prin stop adv int NET	Stop adv int Gross
Int on Reinst In	Curr Prin Adv	Curr Gr Int Adv
Cirr P&I Adv	Cum P&I Adv	Interest Only
Action Code	Active

Reg AB Report

INVESTOR_NUM	LOAN_NUM_ALT	LOAN_NUM
ACTION_CODE	PPP_COLLECTED	PPP_WAIVED
DELQ_PI	PYMT_NEXTDUE_CUTOFF	MOD_DATE
MOD_TYPE

Delinquency

Loan Number	Alt Loan #	Due Date
End Sch Bal	End Act Bal	Status
Delq	Active	Delq
Status	Data	0-29 (blank)
Grand Total	Total Sum of End Sch Bal	Total Sum of End Act Bal
Total Count of Loan Number

SPR and TVAR Verification Report

Remittance File	Automation	Diff – File Vs Auto
Trust	Diff – File Vs Trust	Comments
Beg Loan Count	End Loan Count	Beg Sch Prin Bal
End Sch Prin Bal	Beg Act Prin Bal	End Act Prin Bal
0-29 Count	30-59 Count	60-89 Count
90+ Count	0-29 Sch balance	30-59 Sch balance
60-89 Sch balance	90+ sch balance	BKCY Count
FCLS Count	REO Count	BKCY Sch balance
FCLS Sch balance	REO Sch balance	Current Period Loss
Prepayment Penalty	Service Fee	Net Interest
Int on STA Paidoff w/o Loss	Int on STA reinstatements	Int compensating
Prepaid int excess (if retained)	Total Remittance

Realized Loss

Loan Number	ALT Loan Num	Group #
Payoff Date	Net Proceeds	UPB Res
Escrow Adv Res	Int Res	Gross STA Int Refund
Trailing Income	Trailing Expense	Realized Losses
Loss Yes or No

Trailing Expenses

Loan Number	ALT LN#	Group #
Inv_num	Payoff Date	Trailing Expense
Trailing Income	Exp Description	Income Description
Trailing Y or N

Stop Adv

Loan Number	ALT LN NUM	SER_INVESTOR_NUM
STOP ADV FLAG	GROSS INT	CUMM STA GROSS INT
CURR STA NET INT	STA INT ON LOAN PAID WITH LOSS	STA INTEREST ON LOAN PAID IN FULL
STA RECOVER FLAG	STA INT ON REINSTATED LOAN	STATUS

EXHIBIT E

STANDARD FILE LAYOUT - DEFAULT DETAIL REPORT

The Default Detail report segregates servicing information into the following categories which contact the following data elements or other elements and formats as mutually agreed upon:

Servicer Loan Number	Investor Loan Number	Client Number
Servicer Investor Number	Borrower Name	Property Address
Property State	Property Zip	Due Date
Loan Type	Bankruptcy Filed Date	Bankruptcy Chapter
Bankruptcy Case Number	Post Petition Date	Bankruptcy Discharge Date
Loss Mitigation Approval Date	Loss Mitigation Type	Loss Mitigation Estimated Completion Date
Loss Mitigation Actual Completion Date	Foreclosure Approval Date	File Referred to Attorney
First Legal Date	Scheduled Sale Date	Actual Sale Date
Foreclosure Sale Amount	Eviction Start Date	Eviction Completed Date
List Price	List Date	Accepted Offer Price
Accepted Offer Date	Estimated REO Closing Date	Actual REO Sale Date
Occupancy Code	Property Condition Code	Property Inspection Date
Property Value Date	Current Property Value	Repaired Property Value
FNMA Delinquent Status Code	FNMA Delinquent Reason Code	MI Claim Filed Date
MI Claim Filed Amount	MI Claim Paid Date	MI Claim Paid Amount
Pool Claim Filed Date	Pool Claim Filed Amount	FHA Part A Claim Filed Date
FHA Part A Claim Amount	PHA Part A Claim Paid Date	FHA Part A Claim Paid Amount
FHA Part B Claim Filed Date	FHA Part B Claim Amount	FHA Part B Claim Paid Date
FHA Part B Claim Paid Amount	VA Claim Filed Date	VA Claim Paid Date
VA Claim Paid Amount	Motion for Relief Date	Status Contractual Code
FCLS Bid Amt	FCLS Sale Type	REO Proceeds
BPO Date	Current BPO Val	Repaired BPO Prop Val
Curr App Val	Current FICO	Hazard Claim Filed Date
Hazard Claim Amt	Hazard Claim Paid Date	Hazard Claim Paid Amt
Foreclosure Flag	BKCY Flag	NOD Date
NOI Date	Actual Payment Plan Start Date	Actual Payment Plan End Date
Actual REO Start Date	UPB at Liquidation	Realized Loss/Gain
Liquidation Proceeds	Prepayment Charges Collected	Prepayment Calculation
Payoff Date	Foreclosure Hold Date	Forbearance Start Date
Forbearance End Date

EXHIBIT F

MODIFIED LOANS REPORT

Servicer Loan Number	SBO Number	Modification Date	Modification Reason	New effective Interest Rate Date	New effective Modified Payment amount date	Modification Effective date	Modified Balance	New Effective Modified Interest Rate	New Effective Modified Payment Amount

Modified Maturity Date	Capitalized Interest	New Modified Servicer Service Fee Rate	New Modified Investor Serivce Fee Rate	Fixed Service Fee Rate	Convert to Fixed Rate Loan	Modify to Fixed Rate Characteristics	Total Amount Capitalized

EXHIBIT G

SERVICING TRANSFER PROCEDURES

A.           Prior to the Transfer Date:

1.           EMC shall inform all hazard, flood, earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any Mortgage Loan of the transfer and request a change in the loss payee mortgage endorsement clause to Ocwen or its designee’s name.  With respect to each Mortgage Loan which is covered by a force placed insurance policy, EMC shall cause such policy to be canceled as of the Transfer Date and Ocwen shall cause such insurance to be provided by its force placed carrier as of the Transfer Date.  On the Transfer Date, EMC shall provide to Ocwen a list of all Mortgage Loans covered by force placed insurance that will be canceled in connection with the transfer of servicing to Ocwen.  EMC shall deliver all force placed cancellation refunds via wire or check with applicable loan level detail within five (5) Business Days after the Transfer Date.

2.           EMC shall transfer all transferable life-of-loan real estate tax service contracts on the Mortgage Loans to the extent such contracts are in place, and shall assign and transfer all such contracts to Ocwen at no expense to Ocwen. In the event that a Mortgage Loan is not subject to a fully assignable life of loan tax service contract issued which is assignable to Ocwen without the payment of any cost or fee, Ocwen shall acquire a tax service contract for any such Mortgage Loan and shall be entitled to reimbursement from EMC for the cost thereof.  EMC also agrees to reimburse Ocwen for its actual cost in obtaining life of loan flood zone determination tracking from First American Flood Data Services with respect to any Mortgage Loans without such tracking service.

3.           EMC shall, no later than fifteen (15) days prior to the Transfer Date, inform all Mortgagors of the change in servicer from EMC to Ocwen by written notice in accordance with applicable law; provided, however, the content and format of such letters shall have the prior approval of Ocwen.  EMC shall promptly provide Ocwen with copies of all such notices.

4.           EMC shall pay all private mortgage insurance premiums and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Mortgage Loans, and real estate taxes for which bills have been received by EMC prior to the Transfer Date, on all Mortgage Loans with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Transfer Date.  EMC will send to Ocwen, and Ocwen will pay, any bills received by EMC on or after the Transfer Date, and any such bills received by EMC prior to the Transfer Date, which EMC is not required to pay pursuant to this subparagraph.

5.           EMC shall deliver to Ocwen available computer or like records of EMC which reflect the status of payments, balances and other pertinent information on the Mortgage Loans as of the Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for each Mortgage Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number).  Such records shall include magnetic tapes, if available, reflecting all computer files maintained by EMC with respect to the Mortgage Loans, shall include hard copy trial balance reports and schedules if requested and, as reasonably required by Ocwen, shall be in a format and storage medium acceptable for conversion to Ocwen’s servicing computer system, and shall be delivered within one (1) Business Day prior to the Transfer Date.

6.           EMC shall deliver a hard copy of the servicing file for each Mortgage Loan, including copies of pertinent credit files within five (5) Business Days after the Transfer Date.  In addition, upon Ocwen’s reasonable request, EMC shall assist Ocwen in all reasonable respects in Ocwen’s efforts to obtain any additional documents or information necessary to enable Ocwen to service the Mortgage Loans properly.  If a document deficiency has not been cured in a timely manner and is preventing the proper servicing of a Mortgage Loan, upon EMC’s request, Ocwen may cure such deficiencies and shall be reimbursed by EMC for costs incurred in connection therewith.

7.           With respect to Mortgage Loans for which the Mortgagor is in bankruptcy, EMC shall provide Ocwen with the following information to the extent available:  attorney name, address and phone number, foreclosure status, bankruptcy status and bankruptcy case number, filing date and chapter.  In addition, EMC shall notify the bankruptcy trustee with respect to each related Mortgage Loan of the change in servicer to Ocwen and shall provide Ocwen with copies of such notices.

B.           After the Transfer Date:

1.           Within one (1) Business Day after the Transfer Date, EMC will deliver to Ocwen reports setting forth all Mortgage Loan escrow/impound balances as of the Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Transfer Date, and including a reconciliation of such escrow/impound balances.

2.           Within one (1) Business Day after the Transfer Date, EMC will deliver to Ocwen all Mortgage Loan histories in bulk or electronically from origination to the Transfer Date to the extent available.

3.           EMC shall deliver to Ocwen any correspondence received by EMC relating to the Mortgage Loans after the Transfer Date, such as tax bills, insurance bills, borrower letters and the like.  Such items shall be forwarded to Ocwen within one (1) Business Day following the day on which the correspondence is received by EMC, or as soon thereafter as is practicable.  The correspondence shall be forwarded to Ocwen via overnight courier for the first sixty (60) days subsequent to the Transfer Date and via regular mail thereafter.

4.           EMC shall deliver to Ocwen any payments on the Mortgage Loans received by EMC from the related Mortgagors for a period of sixty (60) days following the Transfer Date.  EMC shall forward any such payment to Ocwen within one (1) Business Days after EMC’s receipt thereof, or as soon thereafter as is practicable.  Such payments shall be forwarded to Ocwen via overnight courier for the first thirty (30) days subsequent to the Transfer Date and via regular mail for the following thirty (30) days.  Thereafter, EMC may return to the related Mortgagors any payments on the Mortgage Loans received by EMC.

5.           EMC shall prepare and send Internal Revenue Service Form 1098 and 1099 forms to all Mortgagors for the period from January 1 of the year in which the Transfer Date occurs through the Transfer Date.

6.           No later than one (1) Business Days after the Transfer Date, EMC shall deliver to Ocwen, copies of all cut-off or accounting reports relating to the Mortgage Loans as of the Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Mortgage Loans.

7.           EMC shall mail year-end statements reporting interest income and interest expense statements to the Mortgagors for the period from January 1 of the year in which the Transfer Date occurs through the Transfer Date.

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Key:    X – obligation

Reg AB Reference	Servicing Criteria	Subservicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.